                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around August 6 1998, of our report dated May 27, 1998 on the Consolidated Financial Statements of WorldCom, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated May 28, 1998 (filed May 28, 1998) and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP


Jackson, Mississippi,
August 6, 1998.